  EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-206903) of Citius Pharmaceuticals, Inc. of our report dated December 23, 2016, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

December 23, 2016